ITEM 77Q1(1)

ARTICLES OF AMENDMENT

GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:             The charter of the Corporation is hereby amended by redesignating General Treasury Prime Money Market Fund as General Treasury Securities Money Market Fund and the issued and unissued shares of General Treasury Prime Money Market Fund as General Treasury Securities Money Market Fund shares of the relevant class.

SECOND:        The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

THIRD:            These Articles of Amendment to the charter of the Corporation shall become effective at 9:01 a.m. on April 15, 2016.

IN WITNESS WHEREOF, General Government Securities Money Market Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President who acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

GENERAL GOVERNMENT SECURITIES                                                                                         MONEY MARKET FUNDS, Inc.

By:/s/Maureen E. Kane

Maureen E. Kane

Vice President

WITNESS:

/s/Sarah S. Kelleher

Sarah S. Kelleher

Assistant Secretary

NY 76108143v4

ITEM 77Q1(2)

The Articles Supplementary, is incorporated by reference to Exhibit (a)(7) of Post- effective Amendment No. 54  to the Registration Statement on Form N-1A, filed on June 5, 2015.

The Shareholder Services Plan, as amended, is incorporated by reference to Exhibit (h)(2) of Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A, filed on June 5, 2015.

The Rule 18f-3 Plan, as amended, is incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A, filed on June 5, 2015.